Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES RETIREMENT OF THOMAS B. HALLMAN

        NEW YORK – November 16, 2007 - CIT Group Inc. (NYSE: CIT), a leading global commercial finance company, today announced that Thomas B. Hallman is retiring as Vice Chairman effective December 31, 2007. Hallman was a key contributor to growing CIT’s Vendor Finance business segment and in expanding the Company’s international presence.

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About CIT
Founded in 1908, CIT (NYSE: CIT) is a global commercial finance company that provides financial products and advisory services to more than one million customers in over 50 countries across 30 industries. A leader in middle market financing, CIT has more than $80 billion in managed assets and provides financial solutions for more than half of the Fortune 1000. A member of the S&P 500 and Fortune 500, it maintains leading positions in asset-based, cash flow and small business administration lending, equipment leasing, vendor financing and factoring. The CIT brand platform, Capital Redefined, articulates its value proposition of providing its customers with the relationship, intellectual and financial capital to yield infinite possibilities. www.cit.com.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Director of External Communications & Media Relations
(212) 461-7711
curt.ritter@cit.com

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CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com